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Exhibit 10.1


                          CO-DEVELOPMENT, CO-OWNERSHIP
                          ----------------------------
                              AND SUPPLY AGREEMENT
                              --------------------

         This Agreement ("the Agreement" or "this Agreement") is made this 5th day of Jan, 2005 (the "Effective Date") by Franklin Wireless Corporation, a California corporation located at 9565 Waples Street, Suite 100, San Diego, CA 92121, USA ("Franklin") and C-Motech Co., Ltd. Located at 5F Etronix Bldg., 17-10 Yoidodong, Youngdungpo-gu, Seoul, Korea 150-874. ("CMO")

WHEREAS, Franklin and CMO are developers and providers of wireless access devices for worldwide markets.

WHEREAS, Franklin and CMO wish to enter into a partnership to jointly develop and market the Product to USA and worldwide markets.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereby agree as follows:

1. Products
-----------

The Products include all access devices designed with Qualcomm's MSM 5100, 5500 and 6500 chipset solutions provided or designed by CMO or both companies.

2. Distinctive Roles of Each Party.
-----------------------------------

Recognizing the strength and expertise each party brings to this strategic alliance the parties have agreed to the following role assignment in their relationship:

Franklin is responsible for the marketing, sales and distribution, field testing, certifications of the Product to wireless service operators and other commercial buyers within the Territory.

CMO will be responsible for the design, development, testing, certification, and completion of the Product as well as the efficiency and the quality of the product manufacturing process.

3. Territory
------------

CMO agrees Franklin will have the exclusive rights to market the Products in South, North and Central America. The current customers handled by CMO will be transferred to Franklin gradually by both mutual agreed upon.



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Franklin agrees CMO will have the exclusive rights to freely market the Products in regions other than North, Central and South America.

4. Product price and payment
----------------------------

The initial price for the Products as privately labeled is set forth on Exhibit A, subject to modification from time to time upon mutual agreement so as to keep the Products competitive.

The terms of payment shall be L/C 40 days ahead from date of delivery or other terms by mutual agreed.

5. Purchase Order.
------------------

         5.1. All Purchase Orders (i) are subject to the terms and conditions of this Agreement; (ii) must be set forth in writing, (iii) must be submitted by appropriate personnel of Franklin, and (iv) may be submitted at any time during the term of this Agreement by Franklin to CMO via facsimile, electronic mail or electronic data interchange.

         5.2. All shipments of Products shall be F.O.B. Korea. All shipments shall be made in accordance with Franklin's instructions as set forth in the corresponding Purchase Order. Such instructions are subject to change upon submission of timely written notice by Franklin.

         5.3. Purchase Orders accepted by CMO but not delivered to the carrier for shipment to Franklin as of the requested delivery date set forth in the Purchase Order shall be deemed to be "past due." Franklin reserves the right to cancel, postpone or reschedule any past due Purchase Orders.

6. Brand
--------

The Products will be supplied by CMO to Franklin bearing a Franklin approved private label and packaging. Franklin will provide the artwork.

7. Intellectual Property Rights
-------------------------------

Both CMO and Franklin shall have own the rights of the Products USB Dongle, Card Bus, PCI Bus and Module designed with MSM 5500 dual band products. In the event sell the rights of the Products to others in partial or in whole, both shall need the other party's prior written approval. Future products and the development cost shall be decided from time to time by mutual agreed upon. Both parties agree the right of the products designed with MSM 5500 dual band will be transferred to the other party in the event any party is in condition of section
8.2 (iii), (iv) and (v).


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8. Term and Terminations
------------------------

         8.1. The initial term of this Agreement is for two years (2) years commencing on the date set forth above. This Agreement shall automatically renew and extend for additional terms of one (1) year each unless either party hereto has provided the other with written notice of its intention to terminate this Agreement at least sixty (60) days prior to the end of the existing term.

         8.2. Either party may terminate this Agreement immediately upon written notice to the other party if the other party (i) is in default of any material obligation hereunder, and, if curable, such party has failed to cure such default within thirty (30) days after receipt bf such notice; (ii) violates any international, federal, state, provincial or local law relating to or affecting this Agreement; or (iii) makes a general assignment for the benefit of its creditors; (iv) files or does not object to the filing against it of any petition in bankruptcy or insolvency in any federal or state proceeding; (v) has a receiver or trustee appointed for all or a material portion of its assets. Termination of this Agreement for any of the reasons set forth in this Section 8 shall not affect the obligations or rights of either party regarding invoices outstanding or amounts owed at the time of such termination.


9. Warranty
-----------

CMO warrants that (in addition to those warranties implied by law) the Products together with the packaging, labeling and other material furnished by CMO shall
(a) be free from defects; (b) comply with the laws, rules, orders and regulations of applicable government authorities; and (c) not infringe on any third parties' proprietary rights, patents, trademarks or copyrights. Franklin should notify the above (b) and Cc) to CMO in advance before shipping The Products. CMO shall warrant the contents which is agreed by both parties

CMO warrants that the Products are free from defect in material, workmanship and design under normal use and service.

This warranty shall be for a period of thirteen (13) months after delivery to Franklin. If during this warranty period, the Products fail to meet the warranties herein, CMO shall, at its expense, correct such defect by repair or replacement of the defective part of the Products without delay. If Franklin can correct such defect by repair or replacement of defective parts in a Franklin repair center, Franklin may do so and CMO shall be responsible for the costs and expenses incurred. If the defect cannot be repaired, CMO will issue Franklin a credit or refund of the purchase price.

10. Manufacturing
-----------------

CMO will use its best efforts to establish manufacturing of the technology wireless products on a SKD basis in a country where duties are reduced.

11. Indemnification; Limitation of Liability.
---------------------------------------------

         11.1. Subject to the provisions of Section 11.2. below, CMO shall indemnify, defend and hold harmless Franklin from and against any and all claims brought against Franklin with respect to any breach by CMO of any provision of this Agreement. Subject to the provisions of Section 11.2. below, Franklin indemnify, defend and hold harmless CMO from and against any and all claims brought against CMO with respect to any breach by Franklin provision of this Agreement.

         11.2. In no event shall either Franklin or CMO be liable to the other or any of their respective affiliates, agents or any other person or entity, for any special, incidental, consequential, punitive or any other indirect loss or damage arising out of or related to the performance by the parties hereto of their respective obligations hereunder, or the use or performance of any Product, service or system, regardless of whether the action is for breach of contract or warranty, negligence (except for personal injury due to negligence), strict liability, tort or otherwise. No action shall be brought for any alleged breach of this Agreement more than one (1) year after the accrual of such cause of action except for money due on open account.

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12. Dispute Resolution.
-----------------------

Any dispute, claim or controversy which may arise under or in relation to this Agreement shall be settled between the parties hereto negotiating in good faith. If the parties are unable to resolve any such dispute within sixty (60) days of notice that such dispute exists, the parties agree that will submit the dispute to mediation either in Los Angeles, California or in Seoul, Korea and select a mediator in accordance with the procedures established by the International Arbitration Association for the resolution of commercial disputes. In any arbitration proceeding, the arbitrator shall not be authorized to assess or impose any putative or consequential damages. Each party shall bear its own costs and expenses in connection with any arbitration proceeding and shall share equally the costs and expenses of the arbitrator.

13. Force Majeure.
------------------

Nonperformance under this Agreement by either Franklin or CMO shall be excused and such party shall not be liable for any loss, damage, penalty or expense, to the extent that such performance is rendered impossible or delayed due to fire, flood, acts of God or the public enemy, acts of government (whether / foreign, federal, state, county or municipal) or government officials, labor difficulties, riot or any other cause where the failure to perform or the delay is beyond the reasonable control of the non-performing party and without the negligence of such party.


14. Miscellaneous.
------------------

         14.1. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral communications or understandings between the parities. This Agreement may not be amended or modified in any respect unless set forth in a writing signed by authorized officers of each of the parties hereto.

         14.2. This Agreement is made in, governed by, and shall be construed solely in accordance with the internal laws of Seoul, Korea without giving effect to any rules regarding conflicts of laws.

         14.3. The relationship of the parties under this Agreement shall be, and shall at all times remain, one of partnership and contractors. This Agreement shall not be deemed to constitute or create a joint venture and shall not at any time create a franchisor--franchisee, principal-agent, master-servant or employee-employer relationship. Except as expressly set forth herein, neither party hereto shall the right or authority to bind the other.

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         14.4. Neither party may assign its rights, duties or obligations under this Agreement, in whole or in part, to any other party without the prior written consent of the other party hereto.

         14.5. If any provision of this Agreement is determined to be illegal, invalid or unenforceable by a governmental agency or authority, or by any federal or state court, having appropriate jurisdiction, such provision shall be disregarded and shall not affect the legality, validity and enforceability of the remainder of this Agreement.

         14.6. Notices and other communications by either party / under this Agreement shall be deemed given (i) when delivered by hand, (ii) upon the next business day following delivery thereof to a reputable overnight carrier; or
(iii) as of the third business day after deposit thereof in the U.S. mails as certified mail, postage prepaid, return receipt requested, addressed to the principal place of business of the party as set forth below:

If to Franklin:                          If to CMO:
9565 Waples Street 100                   5F Bldg. Etronix 17-10
San Diego, CA 92121                      Yoido-dong, Youngdungpo-gu
Fax : 858-320-0576                       Seoul, Korea
                                         Fax : (2)785-2369

         14.7. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and together shall be deemed to constitute but one and the same instrument. In addition, this Agreement may be executed by facsimile and the parties agree that such facsimile signatures shall have the same force and effect for all purposes as original signatures.



                            [Signature page follows]

In Witness Whereof, the parties hereto have executed this Agreement as of the Effective Date.


C-MOTECH CO. LTD


By: /s/ signature
    ------------------------------------
    (Signature)

    CEO
    ------------------------------------
    (Title)

    2005 01 05
    ------------------------------------
    (Date)




FRANKLIN CORP.


By: /s/ signature
    ------------------------------------
    (Signature)

    President
    ------------------------------------
    (Title)

    1/7/05
    ------------------------------------
    (Date)

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                                   EXHIBIT A

PRODUCT PRICES

CM 5100

CMG-1x800

CM-450

PC card

USB modem

CM 5500U

CM 5500P


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